Exhibit 4.2

SERIES B MANDATORY CONVERTIBLE 7% NON-CUMULATIVE PERPETUAL

PREFERRED STOCK

WACCAMAW BANKSHARES, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NORTH CAROLINA

This Certifies that ____________ is the owner of ________________ (            ) fully paid and non-assessable shares of the Series B Mandatory Convertible 7% Non-cumulative Perpetual Preferred Stock, no par value per share, hereinafter called the Series B Preferred Stock, each of Waccamaw Bankshares, Inc., hereinafter called the Company, transferable only on the books of the Company by the holder hereof in person or by duly authorized attorney, upon the surrender of this certificate properly endorsed.

This certificate and the shares represented hereby are issued and shall be held, subject to all of the provisions of the Articles of Incorporation and Bylaws of the Company, as amended or to be amended hereafter (copies of which may be obtained by any shareholder, upon request and without charge, at the principal office of the Company), to all of which the holder by acceptance hereof assents.

This certificate shall not be valid until signed by the Chairman and Secretary of Waccamaw Bankshares, Inc.

WITNESS, the facsimile seal of the Company and the signatures of its duly authorized officers.

Dated:
Chairman

Secretary

Corporate Seal:

Number: __________

The Company will, upon request, furnish any shareholder, without charge, information in writing as to the designations, preferences, limitations, and relative rights of all classes of shares and any series thereof and the authority of the board of directors to determine the variations for future series.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT – custodian under Uniform Gift to Minors Act

For value received, ________________ hereby sell, assign and transfer unto ____________________ (                    ) shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________ attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Signature:	Date:	__________________________

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS, OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF THE SERIES B PREFERRED STOCK ARE DESCRIBED MORE FULLY IN THE ARTICLES OF INCORPORATION OF THE COMPANY AND THE AMENDMENTS THERETO. THE FOLLOWING IS ONLY A SUMMARY OF THE RIGHTS, PRIVILEGES AND RESTRICTIONS OF THE SERIES B PREFERRED STOCK. THE SHARES OF SERIES B PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE RANK SENIOR TO THE COMMON STOCK OF THE COMPANY WITH RESPECT TO LIQUIDATION RIGHTS. IN THE EVENT OF LIQUIDATION, DISSOLUTION OR WINDING UP OF THE COMPANY, HOLDERS OF THE SERIES B PREFERRED STOCK SHALL BE ENTITLED TO RECEIVE A LIQUIDATION PREFERENCE OF $25.00 PER SHARE, SUBJECT TO ADJUSTMENT, FROM AVAILABLE FUNDS AFTER SATISFACTION OF ALL CLAIMS OF DEPOSITORS AND CREDITORS. SHARES OF THE SERIES B PREFERRED STOCK DO NOT CARRY VOTING RIGHTS, UNLESS OTHERWISE REQUIRED BY LAW. IF HOLDERS OF THE COMPANY’S SERIES B PREFERRED STOCK ARE ENTITLED TO VOTING RIGHTS AS REQUIRED BY LAW, THE COMPANY MAY, IN ITS SOLE DISCRETION, ELECT TO CONVERT THE OUTSTANDING SHARES OF PREFERRED STOCK INTO SHARES OF ITS COMMON STOCK, NO PAR VALUE PER SHARE, UPON NOTICE TO THE HOLDERS. EACH SHARE OF THE SERIES B PREFERRED STOCK IS CONVERTIBLE INTO SIX (6) SHARES OF THE COMPANY’S COMMON STOCK AT ANY TIME AFTER ISSUE OF THE SERIES B PREFERRED STOCK. AFTER THREE YEARS FROM THE DATE HOLDERS ARE FIRST ISSUED A SHARE OR SHARES OF SERIES B PREFERRED STOCK, EACH SHARE OF THE SERIES B PREFERRED STOCK SHALL MANDATORILY CONVERT INTO SIX (6) SHARES OF THE COMPANY’S COMMON STOCK WITHOUT ANY ACTION ON THE PART OF THE SHAREHOLDER OR THE COMPANY.